                                                                      EXHIBIT 13


                THE TRAVELERS FUND BD IV FOR VARIABLE ANNUITIES

              SCHEDULE FOR COMPUTATION OF TOTAL RETURN CALCULATIONS


The standardized and nonstandardized average annual total returns are computed according to the formula described below. A hypothetical initial investment of $1,000 is applied to the Funding Option, and then related to ending redeemable values as of the most recent fiscal year end, for the calendar year-to-date (nonstandardized only), and over a 1-year, 3-year (nonstandardized only), 5-year, and 10-year period, or since inception if a Funding Option has not been in existence for one of the prescribed periods.


T = (ERV/P)1/n -1 where:

        T = average annual total return
        P = a hypothetical initial payment of $1,000 n = the applicable year (1, 3, 5, 10) or portion thereof
      ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of each of the periods

Both the standardized and nonstandardized performance returns reflect the deduction for the management fees and other expenses for a Funding Option, the mortality and expense risk charge and the administrative expense charge.

For Funding Options that were in existence prior to the date they became available under the Separate Account, the standardized and nonstandardized average total return quotations will show the investment performance that such Funding Options would have achieved (reduced by applicable charges/fees had they been held under the Contract for the period quoted. The total return quotations are based on historical earnings and are not necessarily representative of future performance. An Owner's Contract Value at redemption may be more or less than original cost.

Standardized Method

The standardized returns take into consideration all fees and/or charges applicable to the Funding Option or contract, for both the standard death benefit and the enhanced death benefit, with and without the Principal Protection Option.

Under the standardized method, the $30 annual contract administrative charge is reflected in the calculation and is assumed to be deducted at the end of August of each year. It is expressed as a percentage of assets based on the actual fees collected (or, anticipated, if a new product) divided by the average net assets (or, anticipated average net assets, if a new product) for contracts sold under the prospectus for each year for which performance is shown.

Each standardized average annual total return quotation assumes a total redemption at the end of each period with the assessment of any applicable withdrawal charge (6%, 6%, 5%, 5%, 4%, 4%, 3% 2%) at that time. For the returns sharing the Principal Protection Option, the maximum cancellation charge is assumed.

Nonstandardized Method

Nonstandardized returns do not reflect the deduction of any applicable withdrawal charge or the $30 annual administrative charge, which, if reflected, would decrease the level of performance shown. The withdrawal charge is not reflected because the contract is designed for long-term investment.

For a Schedule of the Computation of the Total Return Quotations, both Standardized and Nonstandardized, see attached.

                             TRAVELERS INDEX ANNUITY

                    NONSTANDARDIZED PERFORMANCE AS OF 7/31/97


                               CUMULATIVE RETURNS
                               ------------------

                       1.40% M&E/ADMIN.                                     1.60% M&E/ADMIN.
                       ----------------                                     ----------------
                 ------------------------------------------             ----------------------------------------------
                 Travelers CIT       Equity Index Portfolio             Travelers CIT           Equity Index Portfolio
                 -------------       ----------------------             -------------           ----------------------
YTD               2.01%               28.45%                             1.89%                   28.31%
1   YR            3.39                48.65                              3.18                    48.36
3   YR           10.80               108.12                             10.86                   106.90
5   YR           12.72               126.28                             12.33                   124.05
10  YR           -----               ------                             -----                   ------
                 ------------------------------------------             ----------------------------------------------

                             AVERAGE ANNUAL RETURNS
                             ----------------------

                 ------------------------------------------             ----------------------------------------------
3   YR            3.47%               27.65%                             3.49%                   27.40%
5   YR            2.42                17.73                              2.35                    17.50
10  YR            ----                -----                              ----                    -----
Inception         3.84                16.77                              3.70                    16.54
                 ------------------------------------------             ----------------------------------------------

                              CALENDAR YEAR RETURNS
                              ---------------------

                 ------------------------------------------             ----------------------------------------------
1996              2.72%               20.09%                             2.51%                   19.85%
1995              2.79                33.97                              2.58                    33.71
1994              3.33               (-0.55)                             3.12                   (-0.75)
1993              0.78                 7.17                              0.58                     6.96
                 ------------------------------------------             ----------------------------------------------

                    NONSTANDARDIZED PERFORMANCE AS OF 7/31/97


                               CUMULATIVE RETURNS

                           3.40% M&E/ADMIN.                            3.60% M&E/ADMIN.
                           ----------------                            ----------------

                           Equity Index Portfolio                      Equity Index Portfolio
                           ----------------------                      ----------------------

                           ----------------------                      ----------------------
YTD                         27.02%                                      26.88%
1   YR                      45.79                                       45.51
3   YR                      96.22                                       95.06
5   YR                     104.98                                      102.97
10  YR                     ------                                      ------
                           ----------------------                      ----------------------

                             AVERAGE ANNUAL RETURNS
                             ----------------------

                           ----------------------                      ----------------------
3   YR                     25.17%                                      24.92%
5   YR                     15.43                                       15.20
10 YR                      ------                                      -------
Inception                  14.48                                       14.25
                           ----------------------                      ----------------------

                              CALENDAR YEAR RETURNS
                              ---------------------

                          ----------------------                      ----------------------
1996                       17.73%                                      17.50%
1995                       31.38                                       31.12
1994                      (-2.52)                                     (-2.72)
1993                         5.06                                       4.85
                          ----------------------                      ----------------------

                     STANDARDIZED PERFORMANCE AS OF 6/30/97
                               (Updated Quarterly)


                             AVERAGE ANNUAL RETURNS

                           1.40% M&E/ADMIN.                                     1.60% M&E/ADMIN.
                           ----------------                                     ----------------

                  Travelers CIT             Equity Index Portfolio              Travelers CIT             Equity Index Portfolio
                  -------------             ----------------------              -------------             ----------------------

1   YR            -2.72%                    25.51%                              -2.93%                    25.25%
5   YR             1.64                     16.40                                1.43                     16.16
10 YR              ----                     -----                                ----                     -----
Inception          3.51   (12/87)           15.13    (10/91)                     3.30    (12/87)          14.90     (10/91)





                      3.40% M&E/ADMIN./PROTECTION                               3.60% M&E/ADMIN./PROTECTION
                      ---------------------------                               ---------------------------

                      Equity Index Portfolio                                    Equity Index Portfolio
                      ----------------------                                    ----------------------

                                                    AVERAGE ANNUAL RETURNS
                                                    ----------------------

1   YR                18.96%                                                    18.70%
5   YR                13.72                                                     13.48
10 YR                 -----                                                     -----
Inception (10/91)     12.54                                                     12.30